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                                                                    Exhibit 10.6


                                    GUARANTEE

         R.J. Reynolds Tobacco Company (hereinafter referred to as the "Guarantor"), which term includes any successor or assign under the Indenture, dated as of May 15, 1999, among RJR Nabisco, Inc., a Delaware corporation or any assignee or successor thereto (the "Obligor" ), the Guarantor and The Bank of New York, as trustee (the "Indenture"), hereby irrevocably and unconditionally guarantees that: (i) the principal of, premium, if any, and interest, including Additional Interest, on the Note upon which this Guarantee is endorsed will be duly and punctually paid in full when due, whether at maturity, by acceleration, by redemption, by repurchase or otherwise, and interest on overdue principal and (to the extent permitted by law) interest on any interest on the Note upon which this Guarantee is endorsed and all other monetary obligations of the Obligor to the Holders or the Trustee hereunder or under the Note upon which this Guarantee is endorsed (including fees and expenses) will be promptly paid in full, all in accordance with the terms hereof, and (ii) in case of any extension of time of payment or renewal of the Note upon which this Guarantee is endorsed or any of such other ;monetary obligations, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal.

         The obligations of the Guarantor to the Holder and to the Trustee pursuant to this Guarantee and the Indenture are expressly set forth in Article X of the Indenture and reference is hereby made to such Indenture for the precise terms of this Guarantee.

         No stockholder, officer, director or incorporator, as such, past, present or future of the Guarantor shall have any liability under this Guarantee by reason of his or its status as such stockholder, officer, director or incorporator.

         This is a continuing Guarantee and shall remain in full force and effect and shall be binding upon the Guarantor and its successors and assigns until full and final payment and performance of all of the Obligor's obligations under the Notes and the Indenture and shall inure to the benefit of the successors and assigns of the Trustee and the Holders, and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges herein conferred upon that party shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof.

         This Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Note upon which this Guarantee is endorsed shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers. This Guarantee shall be governed by and construed in accordance with the laws of the State of New York.

         THE TERMS OF ARTICLE X OF THE INDENTURE ARE INCORPORATED
HEREIN BY REFERENCE.


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         Capitalized terms used herein have the same meanings given in the
Indenture unless otherwise indicated.

Dated:  May 18, 1999

                                   R.J. REYNOLDS TOBACCO COMPANY

                                   By:  /s/ K. Lapiejko
                                      ------------------------------
                                      Name:   K. Lapiejko
                                      Title:  Chief Financial Officer